Exhibit 99.1

Capitol Investment Corp. IV

Announces the Separate Trading of its Class A Ordinary Shares and
Warrants, Commencing October 6, 2017

WASHINGTON, October 3, 2017 -- Capitol Investment Corp. IV (NYSE: CIC.U; the “Company”) announced today that separate trading of the Class A ordinary shares and warrants underlying the Company’s units would commence on or about October 6, 2017. The Class A ordinary shares and warrants will be listed on the New York Stock Exchange under the symbols CIC and CIC WS, respectively. Units not separated will continue to be listed on the New York Stock Exchange under the symbol CIC.U.

Capitol Investment Corp. IV is a newly organized blank check company incorporated as a Cayman Islands exempted company and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. The Company’s efforts to identify a prospective target business will not be limited to a particular industry or geographic region. Capitol Investment Corp. IV is led by Chairman and Chief Executive Officer Mark D. Ein and President and Chief Financial Officer L. Dyson Dryden.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Contact:

L. Dyson Dryden

President and Chief Financial Officer

Capitol Investment Corp. IV

(646) 661-2002